As filed with the Securities and Exchange Commission on August 4, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-3

 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MSCI INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware		13-4038723
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
7 World Trade Center 250 Greenwich Street, 49th Floor New York, NY 10007 (212) 804-3900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

FREDERICK W. BOGDAN General Counsel MSCI Inc. 7 World Trade Center 250 Greenwich Street, 49th Floor New York, NY 10007 (212) 804-3990
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
RICHARD D. TRUESDELL, JR. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE(1)
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Debt Securities
Warrants
Purchase Contracts
Units
(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

MSCI INC.
Common Stock, Preferred Stock, Debt Securities, Warrants,
Purchase Contracts and Units

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings.

Our common stock is listed on the New York Stock Exchange under the trading symbol “MSCI.”

We will provide the specific terms of the securities in supplements to this prospectus.

We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, which will describe the specific terms of these securities, before you make your investment decision.

Investing in these securities involves certain risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as in any other quarterly or current reports incorporated by reference herein and in the relevant prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2015

You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “MSCI,” “the Company,” “we,” “us” and “our” refer to MSCI Inc. and its subsidiaries.

table of contents

Page

About This Prospectus	1
MSCI Inc.	1
Use of Proceeds	2
Ratio of Earnings to Fixed Charges	2
Description of Securities	2
Description of MSCI Capital Stock	2
Description of Debt Securities	6
Description of Warrants	6
Description of Purchase Contracts	6
Description of Units	6
Forms of Securities	7
Plan of Distribution	8
Where You Can Find More Information	9
Information Concerning Forward-Looking Statements	10
Validity of the Securities	10
Experts	11

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

MSCI Inc.

For more than 40 years, our research-based models and methodologies have helped the world’s leading investors build and manage better portfolios. We believe clients rely on our products and services for deeper insights into the drivers of performance and risk in their portfolios, broad asset class coverage and innovative research and can use our products to help design and implement their investment strategies. Our line of products and services includes indexes, analytical tools, data, real estate benchmarks and environmental, social and governance (“ESG”) research. Our products and services address multiple markets, asset classes and geographies and are sold to a diverse client base, including asset owners, such as pension funds, endowments, foundations, central banks, family offices and insurance companies; institutional and retail asset managers, such as managers of pension assets, mutual funds, exchange traded funds (“ETFs”), real estate, hedge funds and private wealth; and financial intermediaries, such as banks, broker-dealers, exchanges, custodians and investment consultants. As of June 30, 2015, we had over 6,900 clients across 83 countries. We had offices in 35 cities in 22 countries to help serve our diverse client base, with 51.7% of our revenues coming from clients in the Americas, 36.1% in Europe, the Middle East and Africa and 12.2% in Asia and Australia.

MSCI’s product line includes global equity indexes, including factor indexes; equity portfolio management tools and models; multi-asset class content, hosted applications and analytics; ESG portfolio screening tools, research, ratings and data; and real estate indexes, analytics and market data. These investment decision support tools are used in many areas of the investment process, including portfolio construction and rebalancing, performance benchmarking and attribution, risk management and analysis, index-linked investment product creation, asset allocation, investment manager selection, investment research and assessment of social responsibility, environmental stewardship, the effects of climate change and corporate governance on investments.

Our principal sales model is to license annual, recurring subscriptions to our products and services for use at specified locations, often by a given number of users or for a certain volume of services, for an annual fee paid up-front. For the year ended December 31, 2014, $801.2 million, or 80.4%, of our revenues was attributable to annual, recurring subscriptions. An additional $177.1 million, or 17.8%, of our revenues came from clients who use our indexes as the basis for index-linked investment products such as ETFs, passively managed funds and separate accounts. These clients commonly pay us a license fee for the use of our intellectual property based on the investment product’s assets. We also generated revenues from certain exchanges that used our indexes as the basis for futures and options contracts and paid us a license fee for the use of our intellectual property based on their volume of trades. We also received revenues from one-time fees related to customized reports, advisory and consulting services and from certain products and services that are designed for one-time usage. These amounts totaled $18.4 million, or 1.8% of our revenues, for the year ended December 31, 2014.

Our principal executive offices are located at 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 and our telephone number is (212) 804-3900. Our website address is www.msci.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Six Months Ended June 30,	Fiscal Year Ended					One Month Ended December 31,
		December 31,	December 31,	December 31,	December 31,	November 30,
	2015	2014	2013	2012	2011	2010	2010
Ratio of earnings to fixed charges	7.23	10.46	10.12	5.06	4.52	3.57	3.61

The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income from continuing operations before income taxes and (2) interest expense (including amortization of any debt fees and any debt discount) as well as the estimated portion of rent expense representative of interest. Fixed charges were calculated by adding interest expense and the amortization of any debt fees and any debt discount.

Description of Securities

This prospectus contains a summary of the securities that MSCI may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement will contain the material terms of the securities being offered.

Description of MSCI Capital Stock

The following summary of the terms of the capital stock of MSCI is not meant to be complete and is qualified by reference to the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the MSCI third amended and restated certificate of incorporation and by-laws. Copies of the MSCI amended and restated certificate of incorporation and by-laws are incorporated herein by reference and will be sent to you at no charge upon request. See “Where You Can Find More Information” below.

General

Our authorized capital stock consists of 850,000,000 shares of stock, of which: (i) 750,000,000 shares are designated as common stock, par value $0.01 per share and (ii) 100,000,000 shares are designated as preferred stock, par value $0.01 per share. As of June 30, 2015, there were 110,578,431 shares of common stock outstanding. A description of the material terms and provisions of our third amended and restated certificate of incorporation affecting the relative rights of the common stock and any preferred stock is set forth below.

Common Stock

Voting Rights

Except as provided by statute or resolution of our board of directors in connection with the issuance of preferred stock in accordance with our third amended and restated certificate of incorporation, holders of the common stock have the sole right and power to vote on all matters on which a vote of shareholders is to be taken. Generally, the holders of a majority of the voting power of all classes of voting stock, in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except when amending or altering any provision of our third amended and restated certificate of incorporation or by-laws so as to adversely affect the rights of one class or as otherwise required by Delaware law, matters to be voted on by shareholders must be approved by a majority of all votes cast on the matter by the holders of common stock at a meeting at which a quorum is present, subject to any voting rights granted to holders of any outstanding shares of preferred stock.

Dividends

On September, 17, 2014, the board of directors approved a plan to initiate a quarterly cash dividend. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends declared from time to time by the board of directors out of funds legally available therefor. In addition, our Revolving Credit Agreement, dated as of November 20, 2014, among the Company, as the Borrower, each of the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and L/C Issuer, the other lenders party thereto and J.P. Morgan Securities LLC, as Lead Arranger and Bookrunner, contains certain restrictions on the payment of dividends. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K, as amended, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, each incorporated by reference herein.

Other Rights

In the event of any reorganization of MSCI or a merger or share exchange of MSCI with another corporation in which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property, including cash, all holders of our common stock, regardless of class, will be entitled to receive with respect to each share held the same kind and amount of shares of stock and other securities and property, including cash.

In the event of liquidation, dissolution or winding up of MSCI, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock that we may issue in the future will be validly issued, fully paid and non-assessable.

Preferred Stock

The board of directors has the authority to issue 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

•	the designation of the series;

•	the number of shares of the series;

•	the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or non-cumulative;

•	dates at which dividends, if any, shall be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•	whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of shares of the series; and

•	such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the board of directors determines.

No shares of preferred stock are currently issued or outstanding. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change in control of MSCI without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The material terms of any preferred stock will be set forth in the applicable prospectus supplement.

Certain Third Amended and Restated Certificate of Incorporation and By-Law Provisions

Section 203 of the DGCL

We are subject to the “business combination” provisions of Section 203 of the DGCL, an anti-takeover law. Section 203 prohibits a person who acquires more than 15% but less than 85% of all classes of our outstanding voting stock without the approval of our board of directors from merging or combining with us for a period of three years, unless the merger or combination is approved by a two-thirds vote of the shares not owned by such person. These provisions would apply even if the proposed merger or acquisition could be considered beneficial by some shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our amended and restated by-laws establish advance notice procedures with respect to shareholder proposals and nomination of candidates for election as directors.

Limits on Written Consents

Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing in lieu of a meeting of such shareholders, subject to the rights of the holders of any series of preferred stock.

Limits on Special Meetings

Special meetings of the shareholders may be called at any time only by the secretary at the direction of the board of directors pursuant to a resolution adopted by the board of directors.

Corporate Opportunities

Our third amended and restated certificate of incorporation provides that we renounce any interest in the business opportunities of Morgan Stanley and of our directors who are affiliated with Morgan Stanley, other than directors employed by us, and that neither our directors affiliated with Morgan Stanley, other than directors employed by us, nor Morgan Stanley have any obligation to offer us those opportunities. Morgan Stanley and any of our directors who are affiliated with it other than directors employed by us may, in the past, present or future, carry out and engage in any and all activities associated with any business, including, without limitation, principal investments and underwriting (including investments in and underwriting of securities of entities directly or indirectly involved in any aspect of the financial services industry, including, without limitation, our direct competitors), trading, brokerage, agency, financing, derivatives, foreign exchange and asset management activities. Morgan Stanley and any of our directors affiliated with Morgan Stanley, other than directors employed by us, may (i) purchase and hold long or short positions, otherwise make investments, trade or otherwise effect transactions, for their own account or the account of their clients, in the debt or equity securities or loans of entities that may directly or indirectly compete with any or all of our business; and (ii) provide financial advice to our direct and indirect competitors.

Amendments to our Governing Documents

Generally, the amendment of our third amended and restated certificate of incorporation requires approval by our board of directors and a majority vote of shareholders. Any amendment to our by-laws requires the approval of either a majority of our board of directors or holders of at least 80% of the votes entitled to be cast by the outstanding capital stock in the election of our board of directors.

Listing

Our common stock has been approved for listing on the New York Stock Exchange under the symbol “MSCI.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Broadridge Financial Solutions, Inc.

Description of Debt Securities

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

Description of Warrants

We may issue warrants to purchase our securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Purchase Contracts

We may issue purchase contracts for the purchase or sale of:

•	securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of capital stock or any combination of such securities.

Forms of Securities

Each security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

We may issue the registered securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to capital stock, warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of MSCI, the trustees, the warrant agents, the unit agents or any other agent of MSCI, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to beneficial holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Plan of Distribution

MSCI and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by MSCI, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from MSCI at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with MSCI to indemnification by MSCI against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for MSCI and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the New York Stock Exchange. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

Where You Can Find More Information

MSCI files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy statements and other information about issuers like MSCI who file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

The Securities and Exchange Commission allows MSCI to “incorporate by reference” information into this document. This means that MSCI can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that MSCI makes with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in the documents or filings that is deemed to have been furnished and not filed), until all the securities offered under this prospectus are sold.

MSCI Inc. Securities and Exchange Commission Filings	Period or date filed
Annual Report on Form 10-K, as amended (including information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A filed on March 13, 2015)	Fiscal year ended December 31, 2014
Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2015 and June 30, 2015
Current Reports on Form 8-K	Filed on January 30, 2015, February 2, 2015, March 12, 2015, May 1, 2015 and May 29, 2015

Documents incorporated by reference are available from the Securities and Exchange Commission as described above or from MSCI without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephoning Investor Relations, MSCI Inc. 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007, (212) 981-1090. Information about MSCI, including our filings with the Securities and Exchange Commission, is also available at our website at www.msci.com.

We also use our Investor Relations homepage (http://ir.msci.com) and corporate Twitter account (@MSCI_Inc) as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about us when you subscribe to the notification service available through our Investor Relations homepage by visiting the “Email Alert Subscription” section at http://ir.msci.com/alerts.cfm?. Our website including our Investor Relations homepage and social media channels and, in each case, the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

Information Concerning Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify these statements by forward-looking words such as “may,” “might,” “should,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “potential,” “continue,” “believes” and similar expressions, although some forward-looking statements are expressed differently. Statements concerning our financial position, business strategy and plans or objectives for future operations are forward-looking statements. These forward-looking statements are not historical facts and represent only MSCI’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from the forward-looking statements and from management’s current expectations. Such risks and uncertainties include those set forth under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, as amended, and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q. The forward-looking statements in each of our most recent Annual Report and Quarterly Report speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or for any other reason. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. However, readers should carefully review the risk factors set forth in other reports or documents we file from time to time with the Securities and Exchange Commission.

Validity of the Securities

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements as of December 31, 2014 and for the year ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2014 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of MSCI Inc. and subsidiaries as of December 31, 2013 and for the years ended December 31, 2013 and 2012, incorporated by reference and included in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution

The following table sets forth the costs and expenses to be borne by the registrant in connection with the offerings described in this registration statement.

Registration fee	$ *
Transfer agent and trustee fees and expenses	$ **
Printing	$ **
Accounting fees and expenses	$ **
Legal fees and expenses	$ **
Rating agency fees	$ **
Miscellaneous	$ **
Total	$ **

 _________________

* Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r).

 ** Not presently known.

Item 15. Indemnification of directors and officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Section 6.07 of the registrant’s amended and restated by-laws provides for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s third amended and restated certificate of incorporation provides for such limitation of liability.

The registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S -3, including those incorporated herein by reference.

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
3.1	Third Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2012 and incorporated by reference herein)
3.2	Amended and Restated By-laws (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2012 and incorporated by reference herein)
4.1	Form of Senior Indenture
4.2	Form of Subordinated Indenture
4.3*	Form of Senior Note
4.4*	Form of Subordinated Note
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant Certificate
4.7*	Form of Purchase Contract Agreement
4.8*	Form of Purchase Contract
4.9*	Form of Unit Agreement
4.10*	Form of Unit Certificate
4.11	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2012 and incorporated by reference herein)
4.12*	Form of Preferred Stock Certificate
4.13*	The form of any Certificate of Designation related to Preferred Stock
5.1	Opinion of Davis Polk & Wardwell LLP
12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges
15.1	Letter of Awareness from PricewaterhouseCoopers LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to the registration statement)
25.1*	Statement of Eligibility of Trustee on Form T-1 for Senior Indenture
25.2*	Statement of Eligibility of Trustee on Form T-1 for Subordinated Indenture

_______________

* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of the Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S -3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 4, 2015.

MSCI INC.

By:	/s/ HENRY A. FERNANDEZ
Name:	Henry A. Fernandez
Title:	Chairman, Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Qutub, Frederick W. Bogdan and Cecilia Aza, and each or any one of them, his or her true and lawful attorneys-in -fact and agents, each with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in the capacities indicated below, to sign any and all amendments (including post-effective amendments) to this registration statement, including any related registration statement filed pursuant to Rules 413 or 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in -fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in -fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Henry A. Fernandez	Chairman, Chief Executive Officer and President (principal executive officer)	August 4, 2015
Henry. A Fernandez
/s/ Robert Qutub	Chief Financial Officer (principal financial officer)	August 4, 2015
Robert Qutub
/s/ Richard J. Napolitano	Global Controller (principal accounting officer)	August 4, 2015
Richard J. Napolitano

/s/ Robert G. Ashe	Director	August 4, 2015
Robert G. Ashe

/s/ Benjamin F. Dupont	Director	August 4, 2015
Benjamin F. Dupont

/s/ Wayne Edmunds	Director	August 4, 2015
Wayne Edmunds

/s/ D. Robert Hale	Director	August 4, 2015
D. Robert Hale

/s/ Alice W. Handy	Director	August 4, 2015
Alice W. Handy

/s/ Catherine R. Kinney	Director	August 4, 2015
Catherine R. Kinney

/s/ Wendy E. Lane	Director	August 4, 2015
Wendy E. Lane

/s/ Linda H. Riefler	Director	August 4, 2015
Linda H. Riefler

/s/ George W. Siguler	Director	August 4, 2015
George W. Siguler

/s/ Patrick Tierney	Director	August 4, 2015
Patrick Tierney

/s/ Rodolphe M. Vallee	Director	August 4, 2015
Rodolphe M. Vallee

EXHIBIT INDEX

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
3.1	Third Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2012 and incorporated by reference herein)
3.2	Amended and Restated By-laws (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2012 and incorporated by reference herein)
4.1	Form of Senior Indenture
4.2	Form of Subordinated Indenture
4.3*	Form of Senior Note
4.4*	Form of Subordinated Note
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant Certificate
4.7*	Form of Purchase Contract Agreement
4.8*	Form of Purchase Contract
4.9*	Form of Unit Agreement
4.10*	Form of Unit Certificate
4.11	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2012 and incorporated by reference herein)
4.12*	Form of Preferred Stock Certificate
4.13*	The form of any Certificate of Designation related to Preferred Stock
5.1	Opinion of Davis Polk & Wardwell LLP
12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges
15.1	Letter of Awareness from PricewaterhouseCoopers LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to the registration statement)
25.1*	Statement of Eligibility of Trustee on Form T-1 for Senior Indenture
25.2*	Statement of Eligibility of Trustee on Form T-1 for Subordinated Indenture

_______________

* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.